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                        CONSENT OF INDEPENDENT AUDITORS



To the Shareholders and Board of Directors of Barclays Global Investors Funds, Inc.:

To the Interestholders and Board of Trustees of Master Investment Portfolio:

We consent to the use of our report dated February 11, 2000 for Asset Allocation Fund, Bond Index Fund, Money Market Fund, Institutional Money Market Fund and S&P 500 Stock Fund and our report dated April 7, 2000 for LifePath Income Fund, LifePath 2010 Fund, LifePath 2020 Fund, LifePath 2030 Fund and LifePath 2040 Fund (each a series of Barclays Global Investors Funds, Inc.) incorporated by reference herein.

We also consent to the use of our report dated February 11, 2000 for Asset Allocation Master Portfolio, Bond Index Master Portfolio, Money Market Master Portfolio and S&P 500 Index Master Portfolio and our report dated April 7, 2000 for LifePath Income Master Portfolio, LifePath 2010 Master Portfolio, LifePath 2020 Master Portfolio, Life Path 2030 Master Portfolio and Life Path 2040 Master Portfolio (each a series of Master Investment Portfolio) incorporated by reference herein.

We also consent to the reference to our Firm under the headings "Financial Highlights" in the prospectuses and "Independent Auditors" and "Financial Statements" in the Statements of Additional Information.



San Francisco, California
June 30, 2000